                                                                     EXHIBIT 4.1


================================================================================



                       AMEREN ENERGY GENERATING COMPANY

                                      to

                             THE BANK OF NEW YORK,
                                  as Trustee

                            ----------------------


                                   INDENTURE

                         Dated as of November 1, 2000

                            ----------------------




                 Providing for the Issuance from Time to Time

                     of Senior Notes in One or More Series

================================================================================

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
                                                             ARTICLE I
                                                            DEFINITIONS

Section 1.1       Certain Terms Defined.........................................................................    1

                                                            ARTICLE II
                                       ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

Section 2.1       Authentication and Delivery of Securities.....................................................   11
Section 2.2       Execution of Securities.......................................................................   12
Section 2.3       Certificate of Authentication.................................................................   13
Section 2.4       Form, Denomination and Date of Securities; Payments of Interest...............................   13
Section 2.5       Global Securities.............................................................................   16
Section 2.6       Registration, Registration of Transfer and Exchange...........................................   17
Section 2.7       Mutilated, Defaced, Destroyed, Lost and Stolen Securities.....................................   22
Section 2.8       Cancellation of Securities; Destruction Thereof...............................................   23
Section 2.9       Temporary Securities..........................................................................   23
Section 2.10      Computation of Interest.......................................................................   24

                                                            ARTICLE III
                                             COVENANTS OF THE ISSUER AND THE TRUSTEE

Section 3.1       Payment of Principal and Interest.............................................................   24
Section 3.2       Offices for Payments, etc.....................................................................   24
Section 3.3       Appointment to Fill a Vacancy in Office of Trustee............................................   24
Section 3.4       Paying Agents.................................................................................   25
Section 3.5       Reports by the Trustee........................................................................   25
Section 3.6       Holders' Lists................................................................................   26
Section 3.7       Reports by the Issuer.........................................................................   27
Section 3.8       Limitation on Liens...........................................................................   28
Section 3.9       Limitations on Subsidiary Indebtedness........................................................   29
Section 3.10      Covenant Not to Merge, Consolidate, Sell or Transfer Assets Except Under Certain Conditions...   29
Section 3.11      Restricted Payments...........................................................................   29
Section 3.12      Debt Incurrence Test..........................................................................   30
Section 3.13      Termination of Financial Covenants............................................................   30

                                                            ARTICLE IV
                                     REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.1       Event of Default Defined; Acceleration of Maturity; Waiver of Default.........................   30
Section 4.2       Collection of Indebtedness by Trustee; Trustee May Prove Debt.................................   33

Section 4.3       Application of Proceeds.......................................................................   35
Section 4.4       Suits for Enforcement.........................................................................   36
Section 4.5       Restoration of Rights on Abandonment of Proceedings...........................................   36
Section 4.6       Limitations of Suits by Holders...............................................................   36
Section 4.7       Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.......................   37
Section 4.8       Control by Holders............................................................................   37
Section 4.9       Waiver of Past Defaults.......................................................................   38
Section 4.10      Rights of Holders to Receive Payment..........................................................   38
Section 4.11      Notice of Default.............................................................................   38

                                                             ARTICLE V
                                                      CONCERNING THE TRUSTEE

Section 5.1       Duties and Responsibilities of the Trustee; During Default; Prior to Default..................   39
Section 5.2       Certain Rights of the Trustee.................................................................   39
Section 5.3       Trustee Not Responsible for Recitals, Disposition of Securities or Application of
                  Proceeds Thereof..............................................................................   40
Section 5.4       Trustee and Agents May Hold Securities; Collections, etc......................................   41
Section 5.5       Moneys Held by Trustee........................................................................   41
Section 5.6       Compensation and Indemnification of Trustee and its Prior Claim...............................   41
Section 5.7       Right of Trustee to Rely on Officers' Certificate, etc........................................   41
Section 5.8       Persons Eligible for Appointment as Trustee...................................................   42
Section 5.9       Resignation and Removal; Appointment of Successor Trustee.....................................   42
Section 5.10      Acceptance of Appointment by Successor Trustee................................................   43
Section 5.11      Merger, Conversion, Consolidation or Succession to Business of Trustee........................   43
Section 5.12      Preferential Collection of Claims Against Issuer..............................................   44

                                                            ARTICLE VI
                                                      CONCERNING THE HOLDERS

Section 6.1       Evidence of Action Taken by Holders...........................................................   44
Section 6.2       Proof of Execution of Instruments and of Holding of Securities Record Date....................   44
Section 6.3       Holders to Be Treated as Owners...............................................................   45
Section 6.4       Securities Owned by Issuer Deemed Not Outstanding.............................................   45
Section 6.5       Right of Revocation of Action Taken...........................................................   45

                                                            ARTICLE VII
                                                      SUPPLEMENTAL INDENTURES

Section 7.1       Supplemental Indentures Without Consent of Holders............................................   46
Section 7.2       Supplemental Indentures with Consent of Holders...............................................   47
Section 7.3       Effect of Supplemental Indenture..............................................................   48
Section 7.4       Documents to Be Given to Trustee..............................................................   48
Section 7.5       Notation of Securities in Respect of Supplemental Indentures..................................   48

                                                           ARTICLE VIII
                                             CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.1       Successor Corporation Substituted.............................................................   48
Section 8.2       Opinion of Counsel Provided to Trustee; Officers' Certificate.................................   49

                                                            ARTICLE IX
                                     SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 9.1       Satisfaction and Discharge of Indenture.......................................................   49
Section 9.2       Application by Trustee of Funds Deposited for Payment of Securities...........................   50
Section 9.3       Repayment of Moneys Held by Paying Agent......................................................   50
Section 9.4       Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.....................   50
Section 9.5       Defeasance and Discharge of Indenture.........................................................   51
Section 9.6       Defeasance of Certain Obligations.............................................................   52

                                                             ARTICLE X
                                                     MISCELLANEOUS PROVISIONS

Section 10.1      Incorporators, Shareholders, Officers and Directors of Issuer Exempt from Individual
                  Liability.....................................................................................   53
Section 10.2      Provisions of the Indenture for the Sole Benefit of Parties and Holders.......................   53
Section 10.3      Successors and Assigns of Issuer Bound by Indenture...........................................   53
Section 10.4      Notices and Demands on Issuer, Trustee and Holders............................................   54
Section 10.5      Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein............   54
Section 10.6      Payments Due on Saturdays, Sundays and Holidays...............................................   55
Section 10.7      New York Law to Govern........................................................................   55
Section 10.8      Counterparts..................................................................................   55
Section 10.9      Effect of Headings............................................................................   55
Section 10.10     Subordinated CIPS Note; AmerenCIPS Acknowledgment; Committed Unit Contribution
                  Agreement; Resources Undertaking..............................................................   55
Section 10.11     Trust Indenture Acts Controls.................................................................   56

                                                            ARTICLE XI
                                                     REDEMPTION OF SECURITIES

Section 11.1      Right of Optional Redemption Price............................................................   56
Section 11.2      Notice of Redemption..........................................................................   56
Section 11.3      Payment of Securities Called for Redemption...................................................   57

                                                             EXHIBITS

Exhibit 1         Terms of Subordination

         INDENTURE, dated as of November 1, 2000 from AMEREN ENERGY GENERATING COMPANY, an Illinois corporation (herein called the "Issuer"), to THE BANK OF
                                                     ------
NEW YORK, as trustee (herein called the "Trustee").
                                         -------

                             W I T N E S S E T H:

         WHEREAS, the Issuer has duly authorized the creation of bonds, debentures, promissory notes or other evidences of indebtedness to be issued in one or more series (the "Securities") and, to provide, among other things, for
                         ----------
the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

         NOW, THEREFORE:

         In consideration of the premises and the purchases of the Securities by the Holders (as defined herein) thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1  Certain Terms Defined. The following terms (except as
                  ---------------------
otherwise expressly provided) for all purposes of this Indenture shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (as defined herein). The words "herein," "hereof" and "hereunder" and
                                          ------    ------       ---------
other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this
Article include the plural as well as the singular. Unless otherwise specified herein, any agreement or instrument defined or referred to herein shall include any amendments, modifications and supplements thereto and waivers thereof made in accordance with the terms of such agreement or instrument. Unless otherwise specified herein, each reference to an act, law, rule, regulation or ordinance shall include such act, law, rule, regulation or ordinance as amended, modified or supplemented and any successor or replacement for any such act, law, rule, regulation or ordinance.

     "Agent Members" has the meaning set forth in Section 2.4(c).
     -------------

     "AmerenCIPS" means Central Illinois Public Service Company d/b/a
      ----------
AmerenCIPS, an Illinois corporation.

     "AmerenCIPS Acknowledgment" means that certain letter agreement between
      -------------------------
the Issuer and AmerenCIPS, dated November 1, 2000 relating to the Subordinated CIPS Note.

          "AmerenUE" means Union Electric Company d/b/a AmerenUE, a Missouri
           --------
corporation.

          "Applicable Premium" with respect to the Securities of a series, has
           ------------------
the meaning set forth in the Series Supplemental Indenture relating thereto.

          "Asset Sale" shall mean any sale, lease (except for the lease of the
           ----------
Joppa 7B generating stations so long as the Issuer or a Subsidiary remains the lessor), sale-leaseback, transfer, conveyance or other disposition of any assets including by way of the issue by the Issuer or any of its Subsidiaries of equity interests in such Subsidiaries, except (a) in the ordinary course of business to the extent that such property is (i) worn out or is no longer useful or necessary in connection with the operation of the Issuer's business or sale inventory or (ii) being transferred to a wholly-owned Subsidiary of the Issuer or (b) if, prior to such conveyance or disposition, each Rating Agency then rating any of the Securities provides a Rating Reaffirmation of the then existing rating of such Securities after giving effect to such Asset Sale.

          "Asset Transfer Agreement" means that certain Asset Transfer
           ------------------------
Agreement, dated as of May 1, 2000, between AmerenCIPS and the Issuer.

          "Available Cash" means, for a given period, all funds of the Issuer
           --------------
remaining after payment of all operating and maintenance expenditures, Senior Debt Service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes determined by the Issuer in its discretion, in each case, for such period.

          "Board of Directors" means either the Board of Directors of the Issuer
           ------------------
or any committee of such Board duly authorized to act on behalf of such Board.

          "Business Day" means a day which is neither a legal holiday nor a day
           ------------
on which banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law or regulation to close in The City of New York or The City of St. Louis, Missouri.

          "Cash Flow Available for Senior Debt" for any period means, without
           -----------------------------------
duplication, (i) EBITDA of the Issuer and its consolidated Subsidiaries for such period, minus (ii) EBITDA for such period of the consolidated Subsidiaries, if
        -----
any, of the Issuer that are financed with Indebtedness that does not constitute Indebtedness of the Issuer, plus (iii) distributions received by the Issuer from
                            ----
Subsidiaries described in the foregoing clause (ii) during such period, minus
                                                                        -----
(iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains or other non-recurring items included in EBITDA, minus
                                                                        -----
(v) any income reported by the Issuer for such period for Persons that are not consolidated Subsidiaries of the Issuer that are financed with Indebtedness that does not constitute Indebtedness of the Issuer, plus (vi) distributions received
                                                ----
by the Issuer from Persons described in the foregoing clause (v) during such period, minus (vii) distributions described in the foregoing clause (vi) that
        -----
are attributable to extraordinary gains or other non-recurring items included in EBITDA.

          "Clearstream" has the meaning set forth in Section 2.4(b).
           -----------

          "Commission" means the U.S. Securities and Exchange Commission, as
           ----------
from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this

Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body (if any) performing such duties at such time.

         "Committed Unit Contribution Agreement" means the Committed Unit
          -------------------------------------
Contribution Agreement, dated as of November 1, 2000, between the Issuer and Ameren Energy Resources Company (on behalf of itself and Ameren Energy Development Company) in respect of the Committed Units and any additional combustion turbine units that, at the option of the Issuer, become subject to the Committed Unit Contribution Agreement.

         "Committed Units" means the new combustion turbine generation
          ---------------
facilities at the Issuer's Grand Tower station and Kinmundy station in Illinois.

         "Consolidated Tangible Assets" means (at any date of determination) the
          ----------------------------
total assets of the Issuer and its Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (a) goodwill, organizational expenses, research and product development expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (b) all deferred charges or unamortized debt discount and expenses, (c) all reserves carried and not deducted from assets, (d) securities which are not readily marketable, (e) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (f) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to June 30, 2000, and (g) any items not included in clauses
(a) through (f) above which are treated as intangibles in conformity with GAAP. Consolidated Tangible Assets shall in any case include the aggregate net book value of all asset sales or dispositions made by the Issuer and any of its Subsidiaries since November 1, 2000 to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by the Issuer or its Subsidiaries.

         "Corporate Trust Office" means the principal office of the Trustee at
          ----------------------
which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, New York, New York 10286.

         "EBITDA" means, with respect to any Person for any period, the (i)
          ------
income (or loss) before interest and taxes of such person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such income (or loss), lease obligations of the type referred to in clause (v) of the definition of Indebtedness.

         "Euroclear" has the meaning set forth in Section 2.4(b).
          ---------

         "Event of Default" means any event or condition specified as such in
          ----------------
Section 4.1 hereof that shall have continued for the period of time, if any, therein designated.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

         "Exchange Notes" means the Securities issued hereunder and in
          --------------
accordance with the terms of the Registration Rights Agreement in exchange for the Series A Notes and Series B Notes.

         "GAAP" means generally accepted accounting principles in the U.S.
          ----
applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Issuer's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Genco-Marketing Co. PPA" means the Electric Power Supply Agreement
          -----------------------
dated May 1, 2000 and amended August 14, 2000 between the Issuer and Marketing
Co.

         "Global Security" has the meaning set forth in Section 2.4(c).
          ---------------

         "Holder," "Holder of Securities" and other similar terms mean the
          ------    --------------------
registered holder of any Security.

         "IAI Global Security" has the meaning set forth in Section 2.4(b).
          -------------------

         "Indebtedness" of any Person shall mean (i) all indebtedness of such
          ------------
Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such Person (excluding leases of property in the ordinary course of business), (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities other than commercial leases, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights, or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other Person of the type referred to in clauses (i) through
(vii) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all Indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.

         "Indenture" means this instrument as originally executed and delivered
          ---------
or, if amended or supplemented as herein provided, as so amended or supplemented.

         "Initial Generating Assets" means the Newton, Coffeen, Meredosia,
          -------------------------
Hutsonville, Grand Tower, Gibson City (Units 1 and 2), Kinmundy (Units 1 and 2), and Pinckneyville (Units 1, 2, 3 and 4) generating stations and the Issuer's or a Subsidiary's interest as lessor in the lease of the Joppa 7B generating stations placed in service during the third calendar quarter of 2000.

         "Initial Purchasers" means Lehman Brothers Inc., Chase Securities Inc.,
          ------------------
Banc of America Securities LLC, Banc One Capital Markets, Inc. and BNY Capital Markets, Inc.

         "Intangible Assets" means, as of the date of determination thereof, all
          -----------------
assets of the Issuer properly classified as intangible assets determined on a consolidated basis in accordance with GAAP.

         "Interest Payment Date" means, with respect to any Security, the Stated
          ---------------------
Maturity of an installment of interest on such Security.

         "Investment Banker" means an independent investment banking institution
          -----------------
of national standing selected by the Issuer.

         "Issuer" means Ameren Energy Generating Company, and, subject to
          ------
Article 3 and Article 8 hereof, its successors and assigns.

         "Legend" has the meaning set forth in Section 2.6(d).
          ------

         "Marketing Co." means Ameren Energy Marketing Company, an Illinois
          ------------
corporation.

         "Marketing Co.-CIPS PPA" means the Electric Power Supply Agreement
          ----------------------
dated May 1, 2000 between AmerenCIPS and Marketing Co.

         "Non-utility Money Pool Borrowings" means borrowings by the Issuer
          ---------------------------------
under Ameren Corporation's non-utility money pool agreement.

         "Officers' Certificate" means a certificate signed on behalf of the
          ---------------------
Issuer by the President or any Vice President and by the Controller or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 10.5 hereof, if and to the extent required thereby.

         "Opinion of Counsel" means an opinion in writing signed by legal
          ------------------
counsel satisfactory to the Trustee, who may be an employee of or counsel to the Issuer. Each such opinion shall include the statements provided for in Section
10.5 hereof, if and to the extent required thereby.

         "Original Issue Date" of any Security (or portion thereof) means the
          -------------------
earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) in exchange for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Outstanding", when used with reference to Securities, shall, subject
          -----------
to the provisions of Section 6.4 hereof, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

               1. Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation, or which shall have been paid pursuant to Section 2.7 hereof (other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer); and

               2. Securities, or portions thereof, for the payment or redemption of which U.S. Government Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to
                 --------
         the maturity thereof, notice of such redemption shall have been herein provided, or provision satisfactory to the Trustee shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice.

         "Parent", with respect to any Person, means any other Person who
          ------
directly or indirectly owns more than 50% of the voting equity interests of such Person.

         "Permitted Business" means a business that is the same or similar to
          ------------------
the business of the Issuer as of the date that Securities are first authenticated hereunder, or any business reasonably related thereto, including advances made by the Issuer pursuant to a valid Committed Unit Contribution Agreement.

         "Permitted Indebtedness" means (i) the Subordinated Intercompany Notes,
          ----------------------
(ii) Non-utility Money Pool Borrowings, (iii) Subordinated Parent Borrowings,
(iv) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount, (v) the Series A Notes and Series B Notes and (vi) the Exchange Notes.

         "Person" means an individual, a corporation, a partnership, a limited
          ------
liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pro Forma Basis" means, for the purpose of Section 3.12 and the making
          ---------------
of a Restricted Payment described in clause (iii) of the definition of Restricted Payments, that

         (i) if the Issuer or any Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Senior Debt Service Coverage Ratio or the Senior Debt to Capital Ratio is an incurrence of Indebtedness, EBITDA and Senior Debt Service for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

         (ii) if the Issuer or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Senior Debt Service Coverage Ratio or the Senior Debt to Capital Ratio, EBITDA and Senior Debt Service for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Subsidiary has not earned the interest income actually earned during such period in respect of cash or temporary cash investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

         (iii) if since the beginning of such period the Issuer or any Subsidiary shall have made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Senior Debt Service for such period shall be reduced by an amount equal to the Senior Debt Service directly attributable to any Indebtedness of the Issuer or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Subsidiaries in connection with such Asset Sale for such period (or, if the capital stock of any Subsidiary is sold, the Senior Debt Service for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Issuer and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale),

         (iv) if since the beginning of such period the Issuer or any Subsidiary (by merger or otherwise) shall have made an investment in any Subsidiary (or any Person that becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation of the Senior Debt Service Coverage Ratio or the Senior Debt to Capital Ratio to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Senior Debt Service for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such investment or acquisition occurred on the first day of such period, and

         (v) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Issuer or any Subsidiary since the beginning of such period) shall have made any Asset Sale or any investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Issuer or a Subsidiary during such period, EBITDA and Senior Debt Service for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, investment or acquisition of assets occurred on the first day of such period

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other investment, the amount of income or earnings relating thereto and the amount of Senior Debt Service associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission

         If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been and will be the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term as at the date of determination of 12 months or more).

         "Purchase Agreement" means the Note Purchase Agreement dated October
          ------------------
25, 2000 between the Issuer and Lehman Brothers Inc., on behalf of the Initial Purchasers.

         "Rating Agencies" means Moody's Investors Service, Inc. and Standard &
          ---------------
Poor's Ratings Services.

         "Ratings Reaffirmation" means a reaffirmation by a rating agency of its
          ---------------------
original or then current credit ratings (as applicable, as provided in this Indenture) of all of the Securities Outstanding which are then subject to a credit rating, giving effect to the transactions giving rise to such request for reaffirmation.

         "Registration Rights Agreement" means the Registration Rights
          -----------------------------
Agreement, dated November 1, 2000, between the Issuer and the Initial
Purchasers.

         "Regulation S" has the meaning set forth in Section 2.4(b).
          ------------

         "Resources Undertaking" shall mean the Resources Letter of Undertaking
          ---------------------
from Ameren Energy Resources Company to the Issuer relating to the Subordinated CIPS Note, dated as of November 1, 2000.

         "Responsible Officer", when used with respect to the Trustee, means any
          -------------------
officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Restricted Payments" means, collectively, (i) distributions including
          -------------------
payments of dividends or redemptions or repurchases of ownership interests in the Issuer; (ii) payments of principal, interest or premium, if any, on and any repurchases of any Subordinated Parent Borrowings or other subordinated Indebtedness the Issuer may issue (including to an affiliate); and (iii) investments made by the Issuer or any Subsidiary in any partnership, joint venture or other entity which is not a Subsidiary. Restricted Payments shall not include (A) payments in respect of the Subordinated CIPS Note, (B) investments in the Ameren Corporation non-utility money pool, (C) repayments of Non-utility Money Pool Borrowings and (D) advances made by the Issuer pursuant to the terms of a valid Committed Unit Contribution Agreement. Restricted Payments also shall not include redemptions or repurchases of the Issuer's ownership interests or other subordinated Indebtedness with the proceeds from the substantially concurrent issuance by the Issuer of other ownership interests or other subordinated Indebtedness.

         "Restricted Regulation S Global Security" has the meaning set forth in
          ---------------------------------------
Section 2.4(b).

         "Rule 144A" has the meaning set forth in Section 2.4(b).
          ---------

         "Rule 144A Global Security" has the meaning set forth in Section
          -------------------------
2.4(b).

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Security" or "Securities" has the meaning set forth in the recitals
          --------      ----------
above.

         "Securities Register" and "Security Registrar" have the respective
          -------------------       ------------------
meanings specified in Section 2.6 hereof.

         "Senior Debt Service" means, with respect to any Person for any period,
          -------------------
the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of such Person for such period including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest,
(C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under lease obligations of such Person scheduled to be paid by such Person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of the Issuer, including, but not limited to, the Subordinated Intercompany Notes and Subordinated Parent Borrowings), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such Person, including payments in the nature of principal under lease obligations, in each case scheduled to be paid by such Person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of the Issuer, including, but not limited to, the Subordinated Intercompany Notes and Subordinated Parent Borrowings).

         "Senior Debt Service Coverage Ratio" for any period means, the ratio of
          ----------------------------------
(i) Cash Flow Available for Senior Debt for such period to (ii) Senior Debt Service for such period.

         "Senior Debt to Capital Ratio" means, with respect to any Person, the
          ----------------------------
ratio as of the most recent fiscal quarter for which financial statements have been delivered to the Trustee pursuant to Section 3.7 hereof of (i) the aggregate principal amount of Senior Indebtedness of such Person then outstanding to (ii) Total Capitalization.

         "Senior Indebtedness" means all Indebtedness of the Issuer, exclusive
          -------------------
of Indebtedness which is by its terms subordinated in right of payment to any of the Issuer's other Indebtedness, including, but not limited to, the Subordinated Intercompany Notes and Subordinated Parent Borrowings.

         "Series A Notes and Series B Notes" means the Securities issued under
          ---------------------------------
the First Supplemental Indenture dated as of November 1, 2000 and consisting of $225,000,000 7.75% Senior Notes, Series A due 2005 and $200,000,000 8.35% Senior
Notes, Series B due 2010.

         "Series Supplemental Indenture" means an indenture supplemental to this
          -----------------------------
Indenture entered into by the Issuer and the Trustee for the purpose of establishing, in accordance with this Indenture, the title, form and terms of the Securities of any series; "Series Supplemental Indentures" means each and every Series Supplemental Indenture.

         "Stated Maturity" means, with respect to any debt security or any
          ---------------
installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

         "Subordinated Ameren Note" means the subordinated note issued by the
          ------------------------
Issuer to Ameren Corporation on June 30, 2000 in the amount of $50 million, and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

         "Subordinated CIPS Note" means the subordinated notes issued by the
          ----------------------
Issuer to AmerenCIPS in the aggregate amount of $552 million pursuant to the Asset Transfer Agreement and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

         "Subordinated Intercompany Notes" means collectively (i) the
          -------------------------------
Subordinated Ameren Note and (ii) the Subordinated CIPS Note.

         "Subordinated Parent Borrowings" means the Subordinated Ameren Note and
          ------------------------------
any other borrowings by the Issuer from a Parent, provided that such borrowings are subordinated on terms substantially similar to the terms of subordination attached hereto as Exhibit 1.

         "Subsidiary" means any corporation or other entity of which sufficient
          ----------
voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by the Issuer.

         "Total Capitalization" means, with respect to any Person, the sum,
          --------------------
without duplication, of (i) total common stock equity or analogous ownership interests of such Person, (ii) preferred stock and preferred securities of such Person, (iii) additional paid in capital or analogous interests of such Person,
(iv) retained earnings of such Person and (v) the aggregate principal amount of Indebtedness (including all intercompany notes) of such Person then outstanding.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as
          -------------------
amended.

         "Trustee" means the entity identified as "Trustee" in the first
          -------
paragraph hereof until the appointment of a successor trustee pursuant to
Article 5, after which "Trustee" shall mean such successor trustee.

         "Unrestricted Regulation S Global Security" has the meaning set forth
          -----------------------------------------
in Section 2.4(b).

         "U.S. Depositary" has the meaning set forth in Section 2.4(b).
          ---------------

         "U.S. Government Obligations" means securities that are (i) direct and
          ---------------------------
unconditional obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company subject to federal or state supervision or examination with a combined capital and surplus of at least $100,000,000, as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such
                                --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                  ARTICLE II

             ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES
             -----------------------------------------------------

     Section 2.1.   Authentication and Delivery of Securities. The Securities
                    -----------------------------------------
of each series shall be substantially in the form established in the Series Supplemental Indenture relating to the Securities of such series. Upon the execution and delivery of this Indenture and a Series Supplemental Indenture, a series of Securities may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Issuer, signed by both (i) its President or any Vice President and (ii) by its Controller, or its Secretary or any Assistant Secretary, or its Treasurer or any Assistant Treasurer without any further action by the Issuer. The Securities of each series shall be direct, unconditional obligations of the Issuer and shall rank pari passu without preference among themselves or among the Securities of each other series by reason of difference in time of issuance or otherwise and equally in priority of payment with all other present and future unsubordinated, unsecured Indebtedness of the Issuer.

     The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

               (b) The Securities may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Securities of any series:

                    (i) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities) and the form or forms of Securities of such series;

                    (ii) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 2.5, 2.7 or 2.9);

                    (iii) the date or dates on which the principal of the Securities of such series is payable, the amounts of principal payable on such date or dates and the record date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Securities of such series shall be dated;

                    (iv) the rate or rates at which the Securities of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record date for the determination of Holders to whom interest is payable, and the basis of computation of interest;

                    (v) if other than as provided in this Indenture, the place or places where (i) the principal of, premium, if any, and interest on Securities of such series shall be payable, (ii) Securities of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Issuer in respect of the Securities of such series and this Indenture may be served;

                    (vi) if other than as provided in this Indenture, the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed, in whole or in part, at the option of the Issuer;

                    (vii) the obligation, if any, of the Issuer to redeem, purchase or prepay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof or upon the occurrence of a specified event and the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or prepaid, in whole or in part, pursuant to such obligations;

                    (viii) if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

                    (ix) any other terms of such series, including any additional covenants benefiting only the holders of such Securities (which terms shall not be inconsistent with the provisions of this Indenture); and

                    (x) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Securities of such series.

          (c) All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in the Series Supplemental Indenture setting forth the terms of the Securities of such series. A Series Supplemental Indenture may provide that any covenant for the benefit of the Holders of Securities included in this Indenture (other than those in Sections 3.1 through and including 3.6 hereof) shall not apply with respect to the Securities created under such Series Supplemental Indenture.

     Section 2.2    Execution of Securities. The Securities shall be signed on
                    -----------------------
behalf of the Issuer by its President, any Vice President or its Treasurer and attested to by its Secretary or an Assistant Secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

     In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such Person was not such officer.

     Section 2.3    Certificate of Authentication. Only such Securities as shall
                    -----------------------------
bear thereon a certificate of authentication substantially in the form recited in the form of Security attached as Exhibit A to the related Series Supplemental Indenture, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

     Section 2.4    Form, Denomination and Date of Securities; Payments of
                    ------------------------------------------------------
Interest. (a) The Securities and the Trustee's certificate of authentication
--------
shall be substantially in the form set forth in the form of Security attached as Exhibit A to the related Series Supplemental Indenture. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

     Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

               (b) Securities of a series offered and sold in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the
                                        ------------
form of a permanent Global Security (as defined herein) in definitive, fully registered form without interest coupons substantially in the form of Security attached as Exhibit A to the related Series Supplemental Indenture with such legends as may be applicable thereto in accordance with such form, which shall be deposited on behalf of such purchasers of such Securities represented thereby with the Trustee at the Corporate Trust Office, as custodian for The Depository Trust Company (hereinafter, the "U.S. Depositary") and registered in the name of
                                 ---------------
a nominee of the U.S. Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, for credit to their respective accounts (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear")
                                                                    ---------
or Clearstream, Luxembourg Banking, S.A. ("Clearstream"). Until the termination
                                           -----------
of the restricted period (as defined in Regulation S) with respect to the offer and sale of Securities, interests in such Global Security may only be held by the Agent Members (as defined herein) for Euroclear and Clearstream. Until such time as the restricted period shall have terminated, such Global Security shall be referred to herein as the "Restricted Regulation S Global Security." After
                              ---------------------------------------
such time as the restricted period shall have terminated, such Global Security shall be referred to herein as the "Unrestricted Regulation S Global Security."
                                    -----------------------------------------
The aggregate principal amount of the Restricted Regulation S Global Security and the Unrestricted Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary, as herein provided. The Issuer shall notify the Trustee of the termination of the restricted period by furnishing to the Trustee a certificate substantially in the form of Exhibit B to the related Series Supplemental Indenture.

     Securities of a series offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued in the form of a permanent Global
                 ---------
Security (the "Rule 144A Global Security") in definitive fully registered form
               -------------------------
without interest coupons substantially in the form of Security attached as Exhibit A to the related Series Supplemental Indenture with such legends as may be applicable thereto in accordance with the form of such Security deposited with the Trustee, at the Corporate Trust Office, as custodian for the U.S. Depositary, duly executed by the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary, and the U.S. Depositary or its nominee, as the case may be, as herein provided.

     Securities of a series offered and sold to institutions that are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act shall be issued in the form of a permanent Global Security (the "IAI Global Security") in definitive fully registered form without interest
      -------------------
coupons substantially in the form of Security attached as Exhibit A to the related Series Supplemental Indenture with such legends as may be applicable thereto in accordance with the form of such Security deposited with the Trustee, at the Corporate Trust Office, as custodian for the U.S. Depositary, duly executed by the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of the IAI Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the U.S. Depositary, and the U.S. Depositary or its nominee, as the case may be, as herein provided.

               (c)  (i)   This Section 2.4(c)(i) shall apply only to Securities
of a series in global form ("Global Securities") deposited with the U.S.
                             -----------------
Depositary.

          The Issuer shall execute and the Trustee shall, in accordance with this Section 2.4(c)(i), authenticate and deliver initially Global Securities that (a) shall be registered in the name of the U.S. Depositary for such Global Securities or the nominee of such U.S. Depositary, (b) shall be deposited on behalf of Agent Members (as defined herein) with the Trustee as custodian for the U.S. Depositary and (c) shall bear legends substantially to the following effect:

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME AND ADDRESS OF U.S. DEPOSITARY] TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF [INSERT NAME OF U.S. NOMINEE OF DEPOSITARY], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY], OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [INSERT NAME OF U.S. DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN [INSERT NAME OF U.S. DEPOSITARY OR A NOMINEE THEREOF] IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [INSERT NAME OF NOMINEE OF U.S. DEPOSITARY], HAS AN INTEREST HEREIN".

     "TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [INSERT NAME OF U.S. DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF".

     Members of, or participants in, a U.S. Depositary ("Agent Members") shall
                                                         -------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the U.S. Depositary or under any Global Security, and the U.S. Depositary may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

               (ii) This Section 2.4(c)(ii) shall apply only to the Global Security deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as custodian for the U.S. Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream insofar as interests in the Global Security are held by the Agent Members for Euroclear or Clearstream.

     The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Clearstream, respectively, shall be applicable to such Global Security insofar as interests therein are held by the Agent Members for Euroclear and Clearstream. Account holders or participants in Euroclear and Clearstream shall have no rights under this Indenture with respect to the Global Security, and the nominee of the U.S. Depositary may be treated by the Issuer and the Trustee and any agent of the Issuer or the Trustee as the owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the U.S. Depositary or impair, as between the U.S. Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

               (d) Except as otherwise set forth in the related Series Supplemental Indenture, each Security shall be dated the date of its authentication and shall bear interest from the applicable date, and shall be payable on the dates, specified on the face of the form of Security attached as Exhibit A to the related Series Supplemental Indenture.

               (e) The Person in whose name any Security of a series is registered at the close of business on the record date specified in such Securities with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities of such series are registered at the close of business on a subsequent special record date, to be established (together with the related payment date) by the Issuer with the consent of the Trustee. Such special record date shall not be more than 15 nor less than 10 Business Days prior to the payment date. Not more than 15 days prior to the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Holders of such Securities a notice that states the special record date, the related payment date and the amount of interest to be paid. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the Persons in whose names such Securities are registered on such special record date.

               (f) The Securities shall be issuable in the denominations specified in the form of Security attached as Exhibit A to the related Series Supplemental Indenture.

     Section 2.5    Global Securities. (a) Portions of a Global Security
                    -----------------
deposited with the U.S. Depositary pursuant to Section 2.4 shall be transferred in certificated form to the beneficial owners thereof only if such transfer complies with Section 2.6 of this Indenture and (i) the U.S. Depositary notifies the Issuer that it is unwilling or unable to continue as U.S. Depositary for such Global Security or if at any time such U.S. Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary
 ---------------
is not appointed by the Issuer within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing with respect to the Securities and payment of principal thereof and interest thereon has been accelerated.

               (b) Portions of any Global Security that are transferable to the beneficial owners thereof pursuant to this Section 2.5 shall be surrendered by the U.S. Depositary to the Trustee at its New York office for registration of transfer, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such registration of transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of authorized denominations. Any portion of a Global Security whose registration is transferred pursuant to this Section 2.5 shall be executed, authenticated and delivered only in the denominations specified in the form of Security attached as Exhibit A to the related Series Supplemental Indenture and registered in such names as the U.S. Depositary shall direct. Any Security delivered in exchange for a portion of the Rule 144A Global Security shall bear the Legend regarding transfer restrictions applicable to the Rule 144A Global Security set forth on the form of Security attached as Exhibit A to the related Series Supplemental Indenture. Any Security delivered in exchange for a portion of the IAI Global Security shall bear the Legend regarding transfer restrictions set forth on the form of Security attached as Exhibit A to the related Series Supplemental Indenture. Any Security delivered in exchange for a portion of the Restricted or Unrestricted Regulation S Global Security shall bear the Legend regarding transfer restrictions applicable to the Restricted or Unrestricted Registration S Global Security, as the case may be, set forth on the form of Security attached as Exhibit A to the related Series Supplemental Indenture.

               (c) Subject to the provisions of Section 2.4(c) above, the registered Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent

Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or such Securities.

               (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.5, the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive fully registered form without interest coupons.

               (e) The Global Security issued and authenticated pursuant to the first paragraph of Section 2.4(b) (both before and after the expiration of the restricted period), the Rule 144A Global Security and the IAI Global Security shall each be assigned separate securities identification, or "CUSIP," numbers.
                                                               -----

     Section 2.6    Registration, Registration of Transfer and Exchange. (a) The
                    ---------------------------------------------------
Issuer shall keep at each office or agency to be maintained for the purpose as provided in Section 3.2 hereof a register or registers (collectively referred to as the "Securities Register") in which, subject to such reasonable regulations
        -------------------
as it may prescribe, it will register or cause to be registered, and will register or cause to be registered the transfer of, Securities as in this Article provided. Except as otherwise provided in a Series Supplemental Indenture, the Issuer will be the "Security Registrar" for the purpose of
                                   ------------------
registering Securities and transfers of Securities as herein provided. Unless the Trustee shall be serving as Security Registrar, such Securities Register shall be open for inspection by the Trustee at all reasonable times.

     Upon due presentation for registration of transfer of any Security of a series at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

     Any Security or Securities of a series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of a series to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2 hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or its attorney duly authorized in writing.

     The Issuer or Trustee shall not be required to exchange or register a transfer of (a) any Securities of a series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of the same series to be redeemed or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

     All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the U.S. Depositary, transfers of a Global Security, in whole or in part, shall only be made (x) in the case of transfers of portions of a Global Security to beneficial owners thereof in certificated form, in accordance with Section 2.5, and (y) in all other cases, in accordance with this Section 2.6(b) (and subject, in each case, to the provisions of any Legend (as defined herein) imprinted on such Global Security).

                    (i)    Transfers of Global Securities as Such. Subject to
                           --------------------------------------
          clauses (ii) through (vi) of this Section 2.6(b), transfers of a Global Security shall be limited to transfers of such Global Security in whole, and not in part, to nominees of the U.S. Depositary or to a successor of the U.S. Depositary or such successor's nominee.

                    (ii)   Rule 144A Global Security or IAI Global Security to
                           ---------------------------------------------------
          Restricted Regulation S Global Security. If a holder of a beneficial
          ---------------------------------------
          interest in the Rule 144A Global Security of a series or the IAI Global Security of a series deposited with the U.S. Depositary wishes at any time to exchange or transfer its interest in such Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Regulation S Global Security of the same series, such holder may, subject to the rules and procedures of the U.S. Depositary, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in such Restricted Regulation S Global Security in accordance with, and subject to, this clause (ii). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the U.S. Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in such Restricted Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security of the same series or the IAI Global Security of the same series, as the case may be, to be exchanged or transferred, (2) a written order given in accordance with the U.S. Depositary's procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C attached to the related Series Supplemental Indenture given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities of such series and pursuant to and in accordance with Regulation S, the Trustee shall instruct the U.S. Depositary to reduce the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be, by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be, to be so exchanged or transferred and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction, to increase the principal amount of the Restricted Regulation S Global Security of such series by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the Agent Member for

          Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Restricted Regulation S Global Security of such series equal to the reduction in the principal amount of the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be.

                    (iii)  Rule 144A Global Security or IAI Global Security to
                           ---------------------------------------------------
          Unrestricted Regulation S Global Security. If a holder of a beneficial
          -----------------------------------------
          interest in the Rule 144A Global Security of a series or the IAI Global Security of a series, as the case may be, deposited with the U.S. Depositary wishes at any time to exchange its interest in such Global Security for an interest in the Unrestricted Regulation S Global Security of the same series, or to transfer its interest in such Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Unrestricted Regulation S Global Security of the same series, such holder may, subject to the rules and procedures of the U.S. Depositary, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Unrestricted Regulation S Global Security in accordance with, and subject to, this clause (iii). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the U.S. Depositary's procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in such Unrestricted Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security of the same series or the IAI Global Security of the same series, as the case may be, to be exchanged or transferred, (2) a written order given in accordance with the U.S. Depositary's procedures containing information regarding the participant account of the U.S. Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (3) a certificate in the form of Exhibit D attached to the related Series Supplemental Indenture given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and (A) in the case of an exchange, that either (x) the Security being exchanged is not a "restricted security" as defined in Rule 144 under the Securities Act,
           -------------------
          or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with this clause (iii), (B) in the case of a transfer pursuant to Regulation S, that the Security is being transferred pursuant to and in accordance with Regulation S, (C) in the case of a transfer pursuant to Rule 144, that the Security is being transferred pursuant to and in accordance with Rule 144 or (D) in the case of a transfer pursuant to another exemption from the Securities Act (including without limitation Rule 144A), specifying the basis for such exemption, the Trustee shall instruct the U.S. Depositary to reduce the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be, by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be, to be so exchanged or transferred and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction, to increase the principal amount of the Unrestricted Regulation S Global Security of such series by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Unrestricted Regulation S Global Security of such series equal to the reduction in the principal amount of the Rule 144A Global Security of such series or the IAI Global Security of such series, as the case may be.

                    (iv) Restricted Regulation S Global Security, Unrestricted Regulation S Global Security or IAI Global Security to Rule 144A Global Security. If a holder of a beneficial interest in the Restricted Regulation S Global Security of a series, the Unrestricted Regulation S Global Security of a series or the IAI Global Security of a series deposited with the U.S. Depositary wishes at any time to exchange or transfer its interest in such Restricted Regulation S Global Security, Unrestricted Regulation S Global Security or IAI Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security of the same series such holder may, subject to the rules and procedures of Euroclear or Clearstream and the U.S. Depositary, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Security, in accordance with, and subject to, this clause (iv). Upon receipt by the Trustee, at the Corporate Trust Office of (1) instructions from Euroclear or Clearstream or the U.S. Depositary, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the such 144A Global Security equal to the beneficial interest in the Restricted Regulation S Global Security of the same series, the Unrestricted Regulation S Global Security of the same series or the IAI Global Security of the same series to be exchanged or transferred, such instructions to contain information regarding the Agent Member's account with the U.S. Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Regulation S Global Security of the same series, information regarding the Agent Member's account with the U.S. Depositary to be debited with such decrease, and (2) a certificate in the form of Exhibit E attached to the related Series Supplemental Indenture given by the holder of such beneficial interest and stating that the person exchanging or transferring such interest in such Restricted Regulation S Global Security, the Unrestricted Regulation S Global Security or the IAI Global Security, as the case may be, reasonably believes that the person acquiring such interest in such Rule 144A Global Security is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Clearstream or the Trustee, as the case may be, shall instruct the U.S. Depositary to reduce the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the IAI Global Security of such series, as the case may be, by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the IAI Global Security of such series to be exchanged or transferred, and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction to increase the principal amount of the Rule 144A Global Security of such series by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the IAI Global Security of such series, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Security of such series equal to the reduction in the principal amount of the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the IAI Global Security of such series, as the case may be.

                    (v) Rule 144A Global Security, Restricted Regulation S Global Security or Unrestricted Regulation S Global Security to IAI Global Security. If a holder of a beneficial interest in the Rule 144A Global Security of a series, the Restricted Regulation S Global Security of a series or the Unrestricted Regulation S Global Security of a series deposited with the U.S. Depositary wishes at any time to exchange or transfer its interest in such Global Security to a Person who wishes to take delivery thereof in the form of an interest in the IAI Global Security of the same series such holder may, subject to the rules and procedures of Euroclear or Clearstream and the U.S. Depositary, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in such IAI Global Security, in accordance with, and subject to, this clause (v). Upon receipt by the Trustee, at the Corporate Trust Office of (1) instructions from Euroclear or Clearstream or the U.S. Depositary, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in such IAI Global Security equal to the beneficial interest in the Restricted Regulation S Global Security of the same series, the Unrestricted Regulation S Global Security of the same series or the Rule 144A Global Security of the same series to be exchanged or transferred, such instructions to contain information regarding the Agent Member's account with the U.S. Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Regulation S Global Security of the same series, information regarding the Agent Member's account with the U.S. Depositary to be debited with such decrease, and (2) a certificate in the form of Exhibit F attached to the related Series Supplemental Indenture given by the holder of such beneficial interest and stating that the person exchanging or transferring such interest reasonably believes that the person acquiring such interest in such IAI Global Security is an institution that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and is obtaining such beneficial interest in a transaction exempt from the Securities Act, Euroclear or Clearstream or the Trustee, as the case may be, shall instruct the U.S. Depositary to reduce the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the Rule 144A Global Security of such series, as the case may be, by the aggregate principal amount of the beneficial interest in such Global Securities to be exchanged or transferred, and the Trustee shall instruct the U.S. Depositary, concurrently with such reduction to increase the principal amount of the IAI Global Security of such series by the aggregate principal amount of the beneficial interest in the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the Rule 144A Global Security of such series, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the IAI Global Security of such series equal to the reduction in the principal amount of the Restricted Regulation S Global Security of such series, the Unrestricted Regulation S Global Security of such series or the Rule 144A Global Security of such series, as the case may be.

                    (vi) Other Exchanges. In the event that a Global Security of a series is exchanged for Securities of the same series in definitive registered form without interest coupons pursuant to Section 2.5 hereof, such Securities may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including, without limitation, the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A, Rule 144 or Regulation S under and generally with the Securities Act, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

               (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Security Register. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Securities.

               (d) If Securities are issued upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by the form of Security attached as Exhibit A to the related Series Supplemental Indenture (collectively, the "Legend"), the Securities so issued shall bear the
                              ------
Legend. If Securities are issued upon the registration of transfer, exchange or replacement of Securities bearing the Legend, or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not "restricted securities" within
                                                ---------------------
the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Security that does not bear the Legend. If a legend is removed from the face of a Security and the Security is subsequently held by an affiliate of the Issuer, the Legend shall be reinstated. Notwithstanding the foregoing, neither the Legend nor any restrictions on transferability contained herein shall apply to the Exchange Notes.

     Section 2.7    Mutilated, Defaced, Destroyed, Lost and Stolen Securities.
                    ---------------------------------------------------------
In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.8   Cancellation of Securities; Destruction Thereof. All
                   -----------------------------------------------
Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it provided all conditions regarding such cancellation have been met; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with the Trustee's policy of disposal unless the Issuer instructs the Trustee in writing to deliver the Securities to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     Section 2.9   Temporary Securities. Pending the preparation of definitive
                   --------------------
Securities of any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities of such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities of such series without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities of such series, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities of such series may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security of any series shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of any series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2 hereof, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of any series a like aggregate principal amount of definitive Securities of such series of authorized denominations. Until so exchanged the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

     Section 2.10  Computation of Interest. Except as otherwise set forth in a
                   -----------------------
Series Supplemental Indenture relating to a series of Securities, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE III

                    COVENANTS OF THE ISSUER AND THE TRUSTEE
                    ---------------------------------------

     Section 3.1   Payment of Principal and Interest. The Issuer covenants and
                   ---------------------------------
agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Securities of each series at the place or places, at the respective times and in the manner provided in the Securities of such series. Except as otherwise provided in a Series Supplemental Indenture, payment of principal of, and premium and interest on the Securities of each series shall be paid by mailing a check to or upon the written order of the registered Holders of such Securities entitled thereto at their last address as it appears on the Securities Register or, upon written application to the Issuer and the Trustee by a Holder of $1,000,000 or more in aggregate principal amount of Securities of a series, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution; provided, however, that (subject to the
                                --------  -------
provisions of Section 2.7 hereof) payment of principal of, and premium, if any, on, any Security of a series may be conditioned upon presentation for payment of the certificate representing such Security.

     Section 3.2   Offices for Payments, etc. So long as any of the Securities
                   -------------------------
remain Outstanding, the Issuer shall maintain in St. Louis, Missouri, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer shall give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates its office at the location set forth in Section 10.4 as such office or agency. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     Section 3.3   Appointment to Fill a Vacancy in Office of Trustee. The
                   --------------------------------------------------
Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 5.9 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 3.4   Paying Agents. Except as otherwise set forth in a Series
                   -------------
Supplemental Indenture relating to the Securities of a series, the Issuer shall be the principal paying agent for the Securities. Whenever the Issuer shall appoint a paying agent other than itself or the Trustee, it shall cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

               (a) that it will hold all sums received by it as such agent for the payment of the principal of, or premium or interest on, the Securities of any series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

               (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of, or premium or interest on, the Securities when the same shall be due and payable, and

               (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

The Issuer shall, prior to each due date of the principal of, and premium, if any, or interest on the Securities of a series, deposit with the paying agent a sum sufficient to pay such principal, premium or interest, and (unless such paying agent is the Trustee) the Issuer shall promptly notify the Trustee of any failure to take such action.

     Anything in this Section 3.4 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any paying agent hereunder, as required by this
Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to the provisions of Section 9.3 and Section 9.4 hereof.

     Section 3.5   Reports by the Trustee.
                   ----------------------

               (a) Within 60 days after April 15 of each year commencing with the year 2001, the Trustee shall transmit by mail to all Holders of Securities, a brief report dated as of such date if and to the extent required under Section 313(a) of the Trust Indenture Act .

               (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

               (c) A copy of each report described in Section 3.5(a) or referred to in Section 3.5(b) shall, at the time of its transmission to Holders, be filed by the Trustee with each securities exchange, if any, upon which the Securities are then listed, with the Commission and also with the Issuer. The Issuer shall promptly notify the Trustee of any securities exchange upon which the Securities are listed.

     Section 3.6   Holders' Lists.
                   --------------

               (a) The Issuer shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of all information in the possession of the Issuer or any paying agent, as to the names and addresses of the Holders of the Securities (i) semiannually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as specified in the form of Security attached as Exhibit A to the related Series Supplemental Indenture, as of such record date and (ii) at other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in this Section 3.6 and the names and addresses of Holders received by the Trustee in its capacity as paying agent, if so acting.

               (b) Within five business days after receipt by the Trustee of a written application by any three or more Holders stating that such applicants desire to communicate with other Holders with respect to their rights under the Indenture or under the Securities, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either:

                   (i) afford to such applicants access to all information so furnished to or received by the Trustee under Section 3.6(a); or

                   (ii) inform such applicants as to the approximate number of Holders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                   If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Holders with reasonable promptness after the entry of such order and the renewal of such tender.

               (c) Each Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 3.6, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 3.6.

     Section 3.7   Reports by the Issuer. (a) The Issuer shall furnish to the
                   ---------------------
Trustee: (i) unless the Issuer is then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of each of the first, second and third quarterly accounting periods of each fiscal year of the Issuer (commencing with the quarter ending September 30, 2000), an unaudited consolidated balance sheet of the Issuer as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with GAAP and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (except in the case where the preceding fiscal year includes periods prior to the formation of the Issuer) and accompanied by (A) a written statement of the Controller, any Vice President or the Treasurer of the Issuer to the effect that such financial statements fairly represent the Issuer's financial condition and results of operations at and as of their respective dates, (B) a section substantially similar to the "Management's Discussion and Analysis" ("MD&A") section of a Commission Form 10-Q (without any comparison to periods prior to the formation of the Issuer), and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods (or the number of complete quarterly periods since July 1, 2000); (ii) unless the Issuer is then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2000), a consolidated balance sheet of the Issuer as of the end of such year and the related consolidated statements of income, cash flow, and retained earnings during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year (except in the case where the preceding fiscal year includes periods prior to the formation of the Issuer), accompanied by (A) an audit report thereon of a firm of independent public accountants of recognized national standing, (B) a section substantially similar to the MD&A section of a Commission Form 10-K (without any comparison to periods prior to the formation of the Issuer), and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods (or the number of complete quarterly periods since July 1, 2000); (iii) at the time of the delivery of the report provided for in clause (ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an officer's certificate to the effect that, to the best of such officer's knowledge, no default or Event of Default under the Securities of any series or the Indenture has occurred and is continuing or, if any default or Event of Default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action the Issuer is taking or proposes to take in response thereto; and (iv) promptly after it obtains actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an Event of Default, and an officer's certificate of the Issuer specifically stating that such Event of Default has occurred and setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto. The calculation required by (i)(C) and (ii)(C) shall be furnished to the Trustee within the time period provided therefor unless the Issuer is then including such information in comparable reports filed pursuant to the reporting requirements of the Exchange Act.

               (b) Upon the request of any Holder, any holder of a beneficial interest in the Securities of any series, or the Trustee (on behalf of a Holder or a holder of a beneficial interest in the Securities of any series), the Issuer shall furnish such information as is specified in paragraph (d)(4) of Rule 144A to Holders (and holders of beneficial interests in the Securities of any series), prospective purchasers of the Securities of any series (and prospective purchasers of beneficial interests in the Securities of any series) who are qualified institutional buyers or institutional accredited investors or to the Trustee for delivery to such Holder or prospective purchasers of the Securities of any series or beneficial interests therein, as the case may be, unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

               (c) All such information provided to the Trustee pursuant to paragraphs (a)(i), (a)(ii), (a)(iii) and (a)(iv) above also shall be provided by the Trustee upon written request to the Trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the Securities of any series or (z) prospective purchasers of the Securities of any series or beneficial interests in the Securities of any series. The Issuer shall furnish the Trustee, upon its request, sufficient copies of all such information to accommodate the requests of such holders and prospective holders of beneficial interests in the Securities of any series.

               (d) The information specified in paragraph (a) above shall be provided by the Issuer to Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch, Inc. concurrently with its delivery to the Trustee.

     Section 3.8   Limitation on Liens. The Issuer shall not, and shall not
                   -------------------
permit any of its Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any property of the Issuer or its Subsidiaries, whether owned at the date of issuance of any Security or thereafter acquired, without in any such case effectively securing the Outstanding Securities (together with, if the Issuer shall so determine, any other Indebtedness of or guaranteed by the Issuer ranking equally with the Securities) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction
                             --------  -------
shall not apply to the following liens: (i) pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds, (ii) liens imposed by law, such as carriers', warehouseman's and mechanics' liens, arising in the ordinary course of business, (iii) liens for property taxes being contested in good faith, (iv) minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use, (v) liens on any property existing at the time of acquisition thereof (which liens may also extend to subsequent repairs, alterations and improvements to such property), (vi) liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired, (vii) liens, if any, in existence on the date of this Indenture, (viii) other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of Consolidated Tangible Assets, and (ix) liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness), described in the foregoing clauses (v) through (viii) above.

     In the event that the Issuer shall propose to pledge, mortgage or hypothecate any property at any time directly owned by it to secure any Indebtedness, other than as permitted by clauses (i) through (ix) of the previous paragraph, the Issuer shall (prior thereto) give written notice thereof to the Trustee, who shall give notice to the Holders, and the Issuer shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Securities equally and ratably with such Indebtedness.

     Section 3.9   Limitations on Subsidiary Indebtedness. The Issuer shall not
                   --------------------------------------
permit any Subsidiary which may acquire any Initial Generation Assets to create or incur or suffer to exist any Indebtedness for borrowed money.

     Section 3.10  Covenant Not to Merge, Consolidate, Sell or Transfer Assets
                   -----------------------------------------------------------
Except Under Certain Conditions. (a) The Issuer shall not consolidate with or
-------------------------------
merge with or into any other Person, or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Issuer shall not permit any Person to consolidate with or merge with or into the Issuer, unless: (i) immediately prior to and immediately following such consolidation, merger, sale or lease, no Event of Default shall have occurred and be continuing and (ii) the Issuer is the surviving or continuing corporation, or the surviving or continuing corporation or corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States of America or and expressly assumes the payment and performance of all obligations of the Issuer under the Indenture and the Securities.

               (b) Except for the sale of the properties and assets of the Issuer substantially as an entirety pursuant to subsection (a) above, and other than assets required to be sold to conform with governmental regulations, the Issuer shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated since the date of the Indenture would exceed 25% of the Issuer's Consolidated Tangible Assets as of the beginning of the Issuer's most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above if the proceeds thereof (i) are, within 12 months of such Asset Sale, invested or reinvested by the Company or any Subsidiary in a Permitted Business, (ii) are used by the Company or a Subsidiary to repay Indebtedness of the Company or such Subsidiary, or (iii) are retained by the Company or its Subsidiaries. Additionally, if, after giving effect to any Asset Sale that otherwise would cause the 25% limitation to be exceeded, each Rating Agency then rating any of the Securities confirms the then current rating of such Securities, the portion of such Asset Sale in excess of the 25% limitation shall also be disregarded for purposes of the foregoing limitations.

     Section 3.11  Restricted Payments. (a) The Issuer shall not make any
                   -------------------
Restricted Payment unless, on a Pro Forma Basis at the time such Restricted Payment is to be made, (a) the Senior Debt Service Coverage Ratio shall equal at least 1.75 to 1.0 for the most recently ended four full fiscal quarters, or such shorter period (of not less than one full fiscal quarter) commencing on July 1, 2000 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered to the Trustee and (b) based on projections prepared by the Issuer on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding four six-month periods (commencing with the month in which such distribution is to be made) or, with respect to any date within the 24-month period prior to the final maturity date for the Securities, the number of complete six-month periods, if any, until such final maturity date for the Securities, in each case measured as individual six-month periods, is projected to be greater than or equal to 1.75 to 1: provided, however, that for any period in respect of which such projected Senior Debt Service Coverage Ratio is calculated pursuant to this clause (b) for which two-thirds or more of revenues are derived directly or indirectly from contracts with AmerenCIPS, AmerenUE or non-affiliated third-parties and which have a then remaining term of two years or more, such ratio shall be greater than or equal to 1.50 to 1.0. The Issuer agrees that each payment of principal on the Subordinated CIPS Note other than at final maturity is payable solely to the extent Available Cash is available to make such payment.

     Section 3.12  Debt Incurrence Test. The Issuer shall not incur any
                   --------------------
Indebtedness other than Permitted Indebtedness for borrowed money unless on a Pro Forma Basis for the debt incurrence and any related transactions either (i)
(a) the Senior Debt Service Coverage Ratio shall equal at least 2.5 to 1.0 for the most recently ended four full fiscal quarters, or such shorter period (of not less than one full fiscal quarter) commencing on July 1, 2000 and ending on the last day of the most recent fiscal quarter for which financial statements have been delivered to the Trustee and (b) the Issuer's Senior Debt to Capital Ratio shall not exceed 0.6 to 1.0 or (ii) each Rating Agency then rating the Securities of each series provides a Ratings Reaffirmation of the then existing rating of such Securities after giving effect to such additional Indebtedness.

     Section 3.13  Termination of Financial Covenants. At any time following the
                   ----------------------------------
date on which financial statements for five full years of operations of the Issuer are available, the Issuer may cease to comply with the covenants specified in Sections 3.11 and 3.12 herein, if each rating agency then rating the Outstanding Securities of each series provides to the Issuer and the Trustee a Ratings Reaffirmation of at least the rating in effect on the Original Issue Date of such Securities after giving effect to such fact, in which case, from and after the date of such reaffirmation such covenants shall be deemed to be of no further force and effect.

                                  ARTICLE IV

            REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT
            -------------------------------------------------------

     Section 4.1   Event of Default Defined; Acceleration of Maturity; Waiver of
                   -------------------------------------------------------------
Default. In case one or more of the following Events of Default (whatever the
-------
reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

               (a) default in the payment of all or any part of the principal of, or premium, if any, on, any of the Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

               (b) default in the payment of any installment of interest (including Additional Interest) upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of five days;

               (c) an event of default, as defined in any instrument of the Issuer under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Issuer that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of, and interest on which, does not, individually, or in the aggregate, exceed $25,000,000; or

               (d) failure on the part of the Issuer to perform or observe any covenant or agreement contained in Sections 3.8 (Limitations on Liens), 3.9 (Limitations on Subsidiary Indebtedness), 3.10 (Covenant not to Merge, Consolidate, Sell or Transfer Assets Except Under Certain Conditions), 3.11 (Restricted Payments) or 3.12 (Debt Incurrence Test) herein and such failure shall continue uncured for more than thirty (30) days after the Issuer has actual knowledge of such failure; or

               (e) failure on the part of the Issuer to perform or observe any of its covenants or agreements contained in any other provision of this Indenture not referred to above and such failure shall continue uncured for more than thirty (30) days after the Issuer has actual knowledge of such failure; provided, that if the Issuer commences efforts to cure such default within such thirty (30)-day period and is diligently attempting to cure such default (and certifies to the Trustee the steps it is taking), the Issuer may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" hereunder) for an additional sixty (60) days so long as the Issuer certifies to the Trustee that no other Event of Default has occurred and is continuing and the Issuer is diligently pursuing such cure; or

               (f) one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against the Issuer or any of its properties in an aggregate amount in excess of $25,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings; or

               (g) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or a Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Issuer or a Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or a Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or a Subsidiary or for any substantial part of their respective properties or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

               (h) the Issuer or a Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or a Subsidiary, or the filing by the Issuer or a Subsidiary of a petition or answer or consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Issuer or a Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrate or other similar official of the Issuer or a Subsidiary or of any substantial part of their respective properties, or the making by the Issuer or a Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Issuer or a Subsidiary in furtherance of any such action; or

               (i) one or more payments aggregating $25,000,000 or more due to the Issuer under the terms of the Genco-Marketing Co. PPA (or any successor long-term agreement between the Issuer and Marketing Co. (or any successor which is a subsidiary of Ameren Corporation) for the sale of more than 50% of the capacity and energy of the Issuer's Initial Generating Assets) are not made within 60 days of the date they are due; or

               (j) the Marketing Co.--CIPS PPA in effect as of the date of this Indenture is terminated for any reason prior to its scheduled termination date, unless (A) within 60 days of such termination (or such longer period as may be needed to secure any required regulatory approvals so long as the parties are diligently pursuing such approvals), the Marketing Co.-CIPS PPA is replaced with a power purchase agreement having a term at least equal to the then remaining term of the Marketing Co.--CIPS PPA between Marketing Co. and a counterparty with ratings issued by the Rating Agencies at least equal to the lower of (i) the ratings then assigned to AmerenCIPS' (or its successor's) senior unsecured debt, or (ii) the ratings then assigned to the Securities, and having similar economic terms to Marketing Co., or (B) the Issuer provides to the Trustee a Ratings Reaffirmation of the Rating Agencies' then existing ratings of the Outstanding Securities; provided, however, no Event of Default shall be deemed to occur if the Issuer enters into a replacement power purchase agreement directly with AmerenCIPS (or a successor) for a term at least equal to the remaining term of the Marketing Co.-CIPS PPA and having similar economic terms to the Issuer, in which case the Event of Default described in this clause (j) shall apply on corresponding terms to such replacement power purchase agreement; or

               (k) at any time that the Marketing Co.-CIPS PPA in effect as of the date of this Indenture is in effect, the Genco-Marketing Co. PPA in effect as of the date of this Indenture is terminated for any reason, unless (A) within 60 days of such termination (or such longer period as may be needed to secure any required regulatory approvals so long as the parties are diligently pursuing such approvals), the Issuer replaces the Genco-Marketing Co. PPA with a power purchase agreement with Marketing Co., a successor to Marketing Co. that is a subsidiary of Ameren Corporation or a non-affiliated power marketing company for a term at least equal to the remaining term of the Genco-Marketing Co. PPA, provided that (i) such replacement power purchase agreement has economic terms to the Issuer similar to the Genco-Marketing Co. PPA, and (ii) any non-affiliated counterparty under such agreement has ratings assigned to it that meet the requirements of clause (j)(A) above, or (B) the Issuer provides to the Trustee a Ratings Reaffirmation of the Rating Agencies' then existing ratings of the Outstanding Securities;

then and in each and every such case (other than an Event of Default with respect to the Issuer specified in Section 4.1(g) or 4.1(h) hereof), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the entire principal of all the Securities and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. The occurrence of an event described in Section 4.1(g) or 4.1(h) hereof with respect to a Subsidiary shall not constitute an Event of Default if (x) the creditors of such Subsidiary have no recourse to the Issuer or (y) such subsidiary is not a "significant subsidiary" as defined in Regulation S-X under the Securities Act. This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal and premium, if any, of any and all Securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred and all reasonable advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal that shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults (except, unless theretofore cured, a default in payment of principal of, or premium, if any, or interest on, the Securities) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     If an Event of Default specified in Section 4.1(g) or 4.1(h) hereof occurs with respect to the Issuer, the principal of and accrued interest on the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     Section 4.2  Collection of Indebtedness by Trustee; Trustee May Prove Debt.
                  -------------------------------------------------------------
The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 10 days or (b) in case default shall be made in the payment of all or any part of the principal of, or premium, if any, on, any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration of acceleration or otherwise, then upon demand of the Trustee, the Issuer shall pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities of principal, premium or interest, as the case may be (with interest to the date of such payment upon the overdue principal, premium and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

     Until such demand is made by the Trustee, the Issuer may pay the principal of and premium and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.2, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (a) to file and prove a claim or claims for the whole amount of principal, premium and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders, allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

               (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

               (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

     All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

     Section 4.3   Application of Proceeds. Any moneys collected by the Trustee
                   -----------------------
pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities of a series and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of such series if only partially paid, or upon surrender thereof if fully paid:

     FIRST: To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all reasonable expenses and liabilities incurred, and all reasonable advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due under
Section 5.6 hereof;

     SECOND: In case the principal and premium, if any, of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate of interest specified in the respective Securities of each series, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

     THIRD: In case the principal of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, premium, and interest, with interest upon the overdue principal, premium, if any, and (to the extent permitted by law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate of interest specified in the respective Securities of each series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of a series, then to the payment of such principal, premium and interest, without preference or priority of principal, or premium over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

     FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.3.

     Section 4.4  Suits for Enforcement. In case an Event of Default has
                  ---------------------
occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 4.5  Restoration of Rights on Abandonment of Proceedings. In case
                  ---------------------------------------------------
the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

     Section 4.6  Limitations of Suits by Holders. No Holder of any Security
                  -------------------------------
shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.8 hereof; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section 4.6 each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 4.7  Powers and Remedies Cumulative; Delay or Omission Not Waiver
                  ------------------------------------------------------------
of Default.  Except as provided in Section 2.7 hereof, no right or remedy herein
----------
conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Trustee or of any Holder of any of the Securities to exercise as aforesaid any such right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6 hereof, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

     Section 4.8  Control by Holders.  The Holders of a majority in aggregate
                  ------------------
principal amount of the Securities at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise
                           --------
than in accordance with law and the provisions of this Indenture; and provided
                                                                      --------
further that (subject to the provisions of Section 5.1 hereof) the Trustee shall
-------
have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1 hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Holders.

     Section 4.9  Waiver of Past Defaults.  Prior to the declaration of the
                  -----------------------
maturity of the Securities as provided in Section 4.1 hereof, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may on behalf of the Holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default (a) in the payment of principal of, premium, if any, or interest on any of the Securities or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Security affected. If a default shall occur hereunder by reason of the Issuer's failure to comply with
Section 3.9 hereof and the Issuer shall cease to be in breach of such Section prior to the time that such default constitutes an Event of Default, such default and its consequences shall be deemed waived by the Holders without any further action required on the part of the Trustee or the Holders. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 4.10  Rights of Holders to Receive Payment.  Notwithstanding any
                   ------------------------------------
other provision of this Indenture (including, without limitation, Section 4.6 hereof), the right of any Holder to receive, and to institute suit to enforce, payment of the principal of, and premium, if any, and interest on the Securities on or after the respective due dates expressed in such Securities (including upon redemption and acceleration of the maturity of the principal of and premium, if any, and interest on the Securities), shall not be affected or impaired, and shall be absolute and unconditional.

     Section 4.11  Notice of Default.  Within 90 calendar days after the
                   -----------------
occurrence of any Event of Default hereunder known to a Responsible Officer of the Trustee with respect to the Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Securities Register, notice of such Event of Default, unless such Event of Default shall have been cured or waived; provided that, except in the case of an Event of Default in the payment of the principal of or premium, if any, or interest on any Security or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

                                   ARTICLE V

                            CONCERNING THE TRUSTEE
                            ----------------------

     Section 5.1  Duties and Responsibilities of the Trustee; During Default;
                  -----------------------------------------------------------
Prior to Default. The Trustee, prior to the occurrence of an Event of Default
----------------
and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

               (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                    (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     Section 5.2  Certain Rights of the Trustee.  Subject to Section 5.1 hereof:
                  -----------------------------

               (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate (including, without limitation, any certificate provided to the Trustee pursuant to Section 3.7 hereof), statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

          (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the
                                                     --------
payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer, or by the Trustee or any predecessor Trustee and repaid by the Issuer upon demand; and

          (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

     Section 5.3  Trustee Not Responsible for Recitals, Disposition of
                  ----------------------------------------------------
Securities or Application of Proceeds Thereof. The recitals contained herein and
---------------------------------------------
in the Securities, except the

Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

     Section 5.4  Trustee and Agents May Hold Securities; Collections, etc.  The
                  --------------------------------------------------------
Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

     Section 5.5  Moneys Held by Trustee.  Subject to the provisions of Section
                  -----------------------
9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as the Issuer and the Trustee otherwise may agree.

     Section 5.6  Compensation and Indemnification of Trustee and its Prior
                  ---------------------------------------------------------
Claim. The Issuer covenants and agrees to pay to the Trustee from time to time
-----
as shall be agreed upon between the Issuer and the Trustee in writing from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law relating to the compensation of a trustee of an express trust), and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent any such expense, disbursement or advance may arise from the Trustee's negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claims or expense arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder and the performance of its duties hereunder, including the costs and expenses of defending and investigating any claim of liability in the premises, except to the extent any such loss, liability or expense is due to its own negligence or bad faith. The obligations of the Issuer under this Section
5.6 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.

     Section 5.7  Right of Trustee to Rely on Officers' Certificate, etc.
                  ------------------------------------------------------
Subject to Section 5.1 and Section 5.2 hereof, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

     Section 5.8  Persons Eligible for Appointment as Trustee.  The Trustee
                  -------------------------------------------
hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of a state thereof, having a combined capital and surplus of at least $500,000,000, and which is authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority, then for the purposes of this Section 5.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor on the Securities or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee.

     Section 5.9  Resignation and Removal; Appointment of Successor Trustee. (a)
                  ---------------------------------------------------------
The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to Holders of Securities at their last addresses as they shall appear on the Securities Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

               (i)    the Trustee shall fail to comply with the provisions of
          Section 310(b) of the Trust Indenture Act, after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities for at least six months;

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 hereof and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy of which shall be delivered to the successor trustee, or, any Holder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
Section 6.1 hereof of the action in that regard taken by the Holders.

          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 5.10 hereof.

     Section 5.10  Acceptance of Appointment by Successor Trustee.  Any
                   ----------------------------------------------
successor trustee appointed as provided in Section 5.9 hereof shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the Trustee ceasing to act shall, subject to Section 9.4 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute appropriate instruments in writing for more fully and certainly vesting in and confirming to such successor such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.6 hereof.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 5.10, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Securities Register. If the acceptance of appointment is substantially contemporaneous with the resignation then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9 hereof. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

     Notwithstanding replacement of the Trustee pursuant to this Section 5.10, the Issuer's obligations under Section 5.6 hereof shall continue for the benefit of the retiring Trustee.

     Section 5.11  Merger, Conversion, Consolidation or Succession to Business
                   -----------------------------------------------------------
of Trustee. Any corporation into which the Trustee may be merged or converted or
----------
with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the

Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 5.12  Preferential Collection of Claims Against Issuer. The Trustee
                   ------------------------------------------------
shall be subject to, and shall comply with, the provisions of Section 311 of the Trust Indenture Act.

                                  ARTICLE VI

                            CONCERNING THE HOLDERS
                            ----------------------

     Section 6.1  Evidence of Action Taken by Holders.  Any request, demand,
                  -----------------------------------
authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders, in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.1 and Section 5.2 hereof) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

     Section 6.2  Proof of Execution of Instruments and of Holding of Securities
                  --------------------------------------------------------------
Record Date.  Subject to Section 5.1 and Section 5.2 hereof, the execution of
-----------
any instrument by a Holder or his agent or proxy may be provided in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Securities Register or by a certificate of the Security Registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 6.1 hereof, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     Section 6.3  Holders to Be Treated as Owners.  The Issuer, the Trustee and
                  -------------------------------
any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Securities Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and premium, if any, on and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     Section 6.4  Securities Owned by Issuer Deemed Not Outstanding.  In
                  -------------------------------------------------
determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities that are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 5.1 and Section 5.2 hereof, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     Section 6.5  Right of Revocation of Action Taken.  At any time prior to
                  -----------------------------------
(but not after) the evidencing to the Trustee, as provided in Section 6.1 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all such Securities.

                                  ARTICLE VII

                            SUPPLEMENTAL INDENTURES
                            -----------------------

     Section 7.1  Supplemental Indentures Without Consent of Holders.  The
                  --------------------------------------------------
Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

          (b) to establish the form and terms of Securities of any series permitted by this Indenture, including without limitation the Exchange Notes;

          (c) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Eight hereof;

          (d) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors shall consider to be for the protection of the Holders of some or all of the Securities or for the maintenance of ratings on some or all of the Securities, and to make the occurrence, or the occurrence and continuance of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such
                                    --------
additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

          (e) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding created prior to the execution of such Series Supplemental Indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to Securities issued after the effective date of such change or elimination;

          (f) to add to or modify any transfer restrictions or securities legends as set forth herein;

          (g) to cure any ambiguity or to cure, correct or supplement any defective provision contained herein or in the Securities of a series, or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable, and in any case which the Trustee and the Issuer shall determine (i) are not inconsistent with this Indenture and the Securities of such series and (ii) shall not adversely affect the interests of the Holders of the Securities of such series; and

          (h) to modify or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification thereof under the Trust Indenture Act or any other similar federal statute hereafter in effect.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 7.1 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2 hereof.

     Section 7.2  Supplemental Indentures with Consent of Holders.  With the
                  -----------------------------------------------
consent (evidenced as provided in Article VI hereof) of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding considered as one class, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, modify this Indenture or any indentures supplemental hereto or the rights of the Holders of the Securities; provided, that if there shall be
                                         --------
Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; provided, further, that at any time when Exchange Notes, Series A
          --------  -------
Notes and Series B Notes are all outstanding, such Exchange Notes shall not be deemed to constitute a separate series for purposes of this section but shall be included in the series to which the notes that were exchanged for such Exchange Notes belonged; provided further, that no such supplemental indenture shall (a)
                -------- -------
change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder to institute suit for the payment thereof, in each case without the consent of the Holder of each Security so affected, or (b) without the consent of the Holders of all Securities then Outstanding, (i) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such modification, or the percentage of Securities, the consent of the Holders of which is required for any waiver provided for in this Indenture, (ii) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes specified in Section 3.2 or (iii) make any change in Section 4.9 or this Section 7.2, except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Security affected thereby.

     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders and other documents, if any, required by Section 6.1 hereof the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section
7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.2, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the Securities Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 7.3  Effect of Supplemental Indenture. Upon the execution of any
                  --------------------------------
supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 7.4  Documents to Be Given to Trustee. The Trustee, subject to the
                  --------------------------------
provisions of Section 5.1 and Section 5.2 hereof, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

     Section 7.5  Notation of Securities in Respect of Supplemental Indentures.
                  ------------------------------------------------------------
Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Seven may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

                                 ARTICLE VIII

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE
                   -----------------------------------------

     Section 8.1  Successor Corporation Substituted. In case of any
                  ---------------------------------
consolidation, merger, sale or transfer pursuant to Section 3.10, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

     Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication and any Securities that such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale or transfer such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     In the event of any such sale or transfer (other than a transfer by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article 8 shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

     Section 8.2  Opinion of Counsel Provided to Trustee; Officers' Certificate.
                  -------------------------------------------------------------
The Trustee, subject to the provisions of Section 5.1 and Section 5.2 hereof, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or transfer, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                  ARTICLE IX

           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
           ---------------------------------------------------------

     Section 9.1  Satisfaction and Discharge of Indenture. If at any time (a)
                  ---------------------------------------
the Issuer shall have paid or caused to be paid the principal of and premium, if any, and interest on all the Securities Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7 hereof) or (c)(i) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.4 hereof) or U.S. Government Obligations, maturing as to principal, premium, if any, and interest in such amounts and at such times as will insure (without reinvestment) the availability of cash sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity all such Securities not theretofore delivered to the

Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, and the Issuer's right to optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights and obligations and immunities of the Trustee hereunder and (v) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture, provided that the rights of Holders of the Securities to receive amounts in respect of principal of and premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed.

     The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

     Section 9.2  Application by Trustee of Funds Deposited for Payment of
                  --------------------------------------------------------
Securities. Subject to Section 9.4 hereof, all moneys deposited with the Trustee
----------
pursuant to Section 9.1 hereof shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such money need not be segregated from other funds except to the extent required by law.

     Section 9.3  Repayment of Moneys Held by Paying Agent. In connection with
                  ----------------------------------------
the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     Section 9.4  Return of Moneys Held by Trustee and Paying Agent Unclaimed
                  -----------------------------------------------------------
for Two Years. Any moneys deposited with or paid to the Trustee or any paying
-------------
agent for the payment of the principal of, or premium or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable shall, upon the written request of the Issuer, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

     Section 9.5  Defeasance and Discharge of Indenture. The Issuer will be
                  -------------------------------------
deemed to have paid and will be discharged from any and all obligations in respect of the Securities of a series, on the 123rd day after the deposit referred to in subparagraph (A) hereof has been made, and the provisions of this Indenture will no longer be in effect with respect to the Securities of such series (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

          (a) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen securities, (c) rights of Holders to receive payments of principal thereof and premium, if any, and interest thereon, (d) the rights, obligations and immunities of the Trustee hereunder, (e) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (f) the obligations of the Issuer to maintain a place of payment for the Securities of such series under Section
3.1 hereof;

     provided that the following conditions shall have been satisfied:
     --------

               (A) with reference to this Section 9.5 the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.8 hereof) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (without reinvestment) will provide not later than one day before the due date of any payment referred to in clause (x) or (y) of this subparagraph (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, (x) the principal of, premium, if any, and each installment of principal and interest on the Outstanding Securities of such series at the maturity date of such principal or installment of principal or interest and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series;

               (B) the Issuer has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.5 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based on (x) a change in applicable federal income tax law or related Treasury Regulations after the date of this Indenture or (y) a ruling received by the Issuer from the Internal Revenue Service to the same effect and (ii) an Opinion of Counsel to the effect that the defeasance trust does not constitute an "investment
                                                   ----------
          company" under the Investment Company Act of 1940, as amended, and
          -------
          after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

               (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound; and

               (D) if at such time the Securities of such series are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that such Securities will not be delisted as a result of such deposit, defeasance and discharge.

     Section 9.6  Defeasance of Certain Obligations. The Issuer may omit to
                  ---------------------------------
comply with any term, provision, or condition set forth in this Indenture in Sections 3.8 through 3.12, and Section 4.1(d) (with respect to Sections 3.8 through 3.12) and Sections 4.1(c), (e), (i), (j) and (k) shall be deemed not to be Events of Default on the 123rd day after the deposit referred to in subparagraph (A) hereof if:

               (A) with reference to this Section 9.6, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.8 hereof) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities,
          (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms (without reinvestment) will provide not later than one day before the due date of any payment referred to in clauses (x) or (y) of this Section 9.6 money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, (x) the principal of, premium, if any, and each installment of principal and interest on the Outstanding Securities at the maturity date of such principal or installment of principal or interest and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities;

               (B) the Issuer has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 9.6 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) an Opinion of Counsel to the effect that the defeasance trust does not constitute an "investment company" under the Investment Company Act of
                         ------------------
          1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

               (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound; and

               (D) if at such time the Securities are listed on a national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 10.1  Incorporators, Shareholders, Officers and Directors of Issuer
                   -------------------------------------------------------------
Exempt from Individual Liability.  No recourse under or upon any obligation,
--------------------------------
covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

     Section 10.2  Provisions of the Indenture for the Sole Benefit of Parties
                   -----------------------------------------------------------
and Holders.  Nothing in this Indenture or in the Securities, expressed or
-----------
implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders (and, where expressly set forth herein, owners of interests in any Global Security), any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the Holders (and, where expressly set forth herein, owners of interests in any Global Security).

     Section 10.3  Successors and Assigns of Issuer Bound by Indenture.  All the
                   ---------------------------------------------------
covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

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

     Section 10.4  Notices and Demands on Issuer, Trustee and Holders.  Any
                   --------------------------------------------------
notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Ameren Energy Generating Company, P.O. Box 66149 St. Louis, MO 63166, Attention: President. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office or such office or agency designated for such purpose in Section 3.2 hereof.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Securities Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 10.5  Officers' Certificates and Opinions of Counsel; Statements to
                   -------------------------------------------------------------
Be Contained Therein.  Upon any application or demand by the Issuer to the
--------------------
Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          (a) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with. Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters (information with respect to which is in the possession of the Issuer) upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants or Investment Banker filed with the Trustee shall contain a statement that such firm is independent.

     Section 10.6  Payments Due on Saturdays, Sundays and Holidays.  If the date
                   -----------------------------------------------
of maturity of interest on or principal, or premium, if any, of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest, principal, or premium need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     Section 10.7  New York Law to Govern.  THIS INDENTURE SHALL, PURSUANT TO
                   ----------------------
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SUCH SECTION 5-1401).

     Section 10.8  Counterparts. This Indenture may be executed in any number of
                   ------------
counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same agreement.

     Section 10.9  Effect of Headings.  The Article and Section Headings herein
                   ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 10.10 Subordinated CIPS Note; AmerenCIPS Acknowledgment; Committed
                   ------------------------------------------------------------
Unit Contribution Agreement; Resources Undertaking. Except with the consent of
--------------------------------------------------
Holders obtained as required by Section 7.2 hereof, the Issuer shall not amend, modify, terminate or consent to the amendment, modification or termination of the Subordinated CIPS Note, the AmerenCIPS Acknowledgment, the Committed Unit Contribution Agreement (other than to make additional generating units subject to the terms thereof) or the Resources Undertaking until, as to each such agreement or instrument, all obligations thereunder are performed by the parties thereto. Notwithstanding the foregoing, the Issuer may prepay or otherwise reduce in principal amount, in whole or in part, the Subordinated CIPS Note but only under one or more of the following conditions: (i) upon the assumption of the obligations and liabilities of AmerenCIPS under up to $182 million of tax-exempt pollution control loan obligations, in which case the Subordinated CIPS Note shall be reduced by the outstanding principal amount of such pollution control loan obligations assumed by the Issuer; or (ii) upon exchange (and use of proceeds therefrom) for debt or equity securities with terms at least as subordinate as the Subordinated CIPS Note. If the Issuer effects any such prepayment or reduction in principal amount of the Subordinated CIPS Note in compliance with the terms and conditions of this Indenture, the Holders are deemed to acknowledge and agree that such action does not adversely affect their interests, rights or remedies under this Indenture.

     Section 10.11  Trust Indenture Acts Controls. If and to the extent that any
                    -----------------------------
provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provisions shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the Indenture as so modified or with such exclusion shall apply.

                                  ARTICLE XI

                           REDEMPTION OF SECURITIES
                           ------------------------

     Section 11.1  Right of Optional Redemption Price.  Except as otherwise
                   ----------------------------------
provided with respect to the Securities of any series in the Series Supplemental Indenture relating thereto, the Issuer at its option may, at any time, redeem the Securities, in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate), upon payment of a redemption price equal to the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon, if any, plus the Applicable Premium or other amount as provided in such Series Supplemental Indenture.

     Section 11.2  Notice of Redemption. Notice of redemption to the Holders of
                   --------------------
Securities to be redeemed shall be given by the Issuer by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear in the Securities Register. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security. The notice of redemption to each Holder shall specify that the Securities are being redeemed pursuant to this Article 11, the date fixed for redemption, the place or places of payment, the CUSIP and ISIN numbers (as applicable), that payment will be made upon presentation and surrender of the Securities, that interest accrued to the date fixed for redemption will be paid as specified in this Article and that, on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

     The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

     At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section 11.2, the Issuer shall deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4 hereof) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption.

     Section 11.3  Payment of Securities Called for Redemption. If notice of
                   -------------------------------------------
redemption has been given as above provided, the Securities shall become due and payable on the date and at the place stated in such notice at the redemption price, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Section 5.5 and Section 9.4 hereof, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities shall be paid and redeemed by the Issuer at the redemption price; provided, that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of November 1, 2000.

                                             AMEREN ENERGY GENERATING
                                             COMPANY, as Issuer



                                             By: /s/ Gary L. Rainwater
                                                --------------------------------
                                                Name: Gary L. Rainwater
                                                Title: President

                                             THE BANK OF NEW YORK, as Trustee



                                             By: /s/ Albert Lundy
                                                --------------------------------
                                                Name: Albert Lundy
                                                Title: Qualified Agent

                                                                       EXHIBIT 1
                                                                       ---------

                            Terms of Subordination
                            ----------------------

     Subordinated Parent Borrowings shall contain terms of subordination substantially similar to the following:

          (a) The indebtedness evidenced by such Subordinated Parent Borrowings shall be subordinate and junior to any and all Senior Indebtedness of the Issuer, including, without limitation, the Subordinated CIPS Note, now existing or hereafter incurred, in respect of (i) borrowings (including renewals and extensions thereof) from any one or more banks, insurance companies, pension or profit-sharing trusts, or other financial institutions whether secured or unsecured, and (ii) Non-Utility Money Pool Borrowings and all other borrowings incurred, assumed or guaranteed by the Issuer, at any time, before or after the date of such Subordinated Parent Borrowings, evidenced by a note, debenture, bond or other similar instrument (including capitalized lease and purchase money obligations, and/or for the acquisition (whether by way of purchase, merger or otherwise) of any business, real property or other assets (except assets acquired in the ordinary course of business) but excluding obligations other than for borrowed money including trade payables and other obligations to general creditors), except Indebtedness which, by its terms or the terms of the instrument creating or evidencing it, provides that such Indebtedness is not superior in right of payment to the payment of principal of or any interest on such Subordinated Parent Borrowings, or that such Indebtedness is subordinated to all other Indebtedness of the Issuer.

          (b) "Subordinate and junior" as used herein shall mean that in the event of:

               (i) any default in, or violation of, the terms or covenants of any Senior Indebtedness, including, without limitation, any default in payment of principal of, or premium, if any, or interest on, any Indebtedness whenever due (whether by acceleration of maturity or otherwise), and during the continuance thereof, or

               (ii) the institution of any liquidation, dissolution, bankruptcy, insolvency, reorganization or similar proceeding relating to the Issuer, its property or its creditors as such,

               the holder of Subordinated Parent Borrowings shall not be entitled to receive any payment of principal of, or premium, if any, or interest on, Subordinated Parent Borrowings until all amounts owing in respect of Senior Indebtedness (matured and unmatured) shall have been paid in full; and from and after the happening of any event described in clause (ii) of this paragraph, all payments and distributions of any kind or character (whether in cash, securities or property) which, except for the subordination provisions hereof, would have been payable or distributable to the holder of Subordinated Parent Borrowings (whether directly or by reason of Subordinated Parent Borrowings being superior to any other indebtedness), shall be made to and for the benefit of the holders of Senior Indebtedness (who shall be entitled to make all necessary claims therefor) in accordance with the priorities of payment thereof until all Senior Indebtedness (matured and unmatured) shall have been paid in full.

          (c) Upon the happening of any event described in clauses (i) or (ii) of paragraph (b) above, all Indebtedness shall (at the option of the holder thereof and subject to the terms thereof) become immediately due and payable in full. No act or failure to act on the part of the Issuer, and no default under or breach of any agreement of the Issuer, whether or not herein set forth, shall in any way prevent or limit the holder of any Senior Indebtedness from enforcing fully these subordination provisions, irrespective of any knowledge or notice which such holder may at any time have or be charged with.

          (d) So long as any Senior Indebtedness shall be outstanding, the Issuer shall not, without the prior written consent of all holders thereof except as may be otherwise agreed to by such holders of such instruments, (i) pay any amount in respect of principal of Subordinated Parent Borrowings prior to the stated maturity thereof or purchase or redeem Subordinated Parent Borrowings in whole or in part, except in compliance with the Indenture or (ii) alter or amend any of the terms of this paragraph. The Issuer and the holder of Subordinated Parent Borrowings shall agree not to alter, amend or waive any of the terms of Subordinated Parent Borrowings or any right in respect thereto in any manner which might adversely affect the holders of Senior Indebtedness without the prior written consent of all such holders except as may be otherwise agreed to by such holders in such instruments. Anything to the contrary notwithstanding, in the event that any payment or distribution is made with respect to the indebtedness evidenced by Subordinated Parent Borrowings in violation of the terms hereof, any holder hereof receiving such payment or distribution shall hold it in trust for the benefit of, and shall remit it to, the holders of Senior Indebtedness then outstanding in accordance with the priorities of payment thereof.